UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

Filed by the Registrant	☒

Filed by a Party other than the Registrant	☐

Check the appropriate box:
☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6 (e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

Barnwell Industries, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee previously paid with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Your **Vote** Counts!

BARNWELL INDUSTRIES, INC.

2025 Adjourned Annual Meeting
Vote by September 9, 2025
11:59 PM ET



V77043-P36005-MGTW

This agenda is solicited by the Board of Directors and represented by the WHITE card

You invested in BARNWELL INDUSTRIES, INC. and it's time to vote!

You have the right to vote on proposals being presented at the Adjourned Annual Meeting. **This is an important notice regarding the availability of proxy materials for the stockholder meeting to be held on September 10, 2025.**

Get informed before you vote

View the Amended Notice of the Annual Meeting of Stockholders, Proxy Statement of the Company for the Annual Meeting and Company's Annual Report to Stockholders for the fiscal year ended September 30, 2024 online OR you can receive a free paper or email copy of the material(s) by requesting prior to August 27, 2025. If you would like to request a copy of the material(s) for this and/or future stockholder meetings, you may visit www.ProxyVote.com. Unless requested, you will not otherwise receive a paper or email copy.

For complete information and to vote, visit **www.ProxyVote.com**

Control #

Smartphone users

Point your camera here and vote without entering a control number

Vote in Person at the Meeting*

September 10, 2025
9:00 a.m., Hawaii Standard Time

Suite 210, Alakea Corporate Tower
1100 Alakea Street
Honolulu, Hawaii

*If you choose to vote these shares in person at the meeting, you must request a "legal proxy." To do so, please follow the instructions at www.ProxyVote.com or request a paper copy of the materials, which will contain the appropriate instructions. Please check the meeting materials for any special requirements for meeting attendance.

Vote at www.ProxyVote.com THIS IS NOT A VOTABLE BALLOT This is an overview of the proposals being presented at the upcoming stockholder meeting. Please follow the instructions on the reverse side to vote these important matters. BARNWELL INDUSTRIES, INC. 2025 Adjourned Annual Meeting Vote by September 9, 2025 11:59 PM ET This agenda is solicited by the Board of Directors and represented by the WHITE card. Voting Items Recommendation 1. Election of Directors For Nominees: 01) Nominee Withdrawn 02) Kenneth S. Grossman 03) Joshua S. Horowitz 04) Craig D. Hopkins  05) Philip J. McPherson 2. Appointment of Independent Registered Public Accountants. Appointment of Weaver and Tidwell, L.L.P. as the independent registered public accounting firm. For